EXHIBIT 99.1

RESTATEMENT FOR QUARTER ENDED JANUARY 31, 2007

The Company has restated its previously issued consolidated financial statements for the quarter ended January 31, 2007 and for the quarter ended April 30, 2007. During the review for the quarter ended July 31, 2007, the Company discovered an accounting error occurring in the filed financial statements for the quarter ended January 31, 2007 and for the quarter ended April 30, 2007. Certain amounts of sales rebate payable were not accrued from sales.

The following table summarizes the impact of the restatement adjustments on the consolidated balance sheet as of January 31, 2007:

	As of January 31, 2007
	As Previously Reported	Total Adjustments	As Restated
CURRENT ASSETS
Cash and cash equivalents	$2,786,802		$2,786,802
Accounts receivable, net	10,614,644		10,614,644
Inventories	1,629,150		1,629,150
Prepayments	434,812		434,812
Other receivables, net	1,513		1,513
Deferred expenses	117,336		117,336
TOTAL CURRENT ASSETS	15,584,257		15,584,257
PROPERTY, PLANT AND EQUIPMENT, NET	2,639,300		2,639,300
CONSTRUCTION IN PROGRESS	151,718		151,718
TOTAL ASSETS	$18,375,275		$18,375,275

CURRENT LIABILITIES
Accounts payables and accruals
- due to related parties	$--		$--
- due to third parties	619,917		619,917
Other payables
- due to related parties	135,003		135,003
- due to third parties	1,331,295	1,071,462	2,402,757
TOTAL CURRENT LIABILITIES	2,086,215	1,071,462	3,157,677
TOTAL LIABILITIES	2,086,215	1,071,462	3,157,677

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock - Authorized common shares 100,000,000, outstanding number of shares 35,000,181 at par value of 0.001; authorized preferred shares 1,000,000	35,000		35,000
Additional Paid-in capital	6,310,822		6,310,822
Reserves	1,610,192		1,610,192
Retained earnings	8,110,203	(1,063,593)	7,046,610
Accumulated other comprehensive income	222,843	(7,869)	214,974
TOTAL STOCKHOLDERS' EQUITY	16,289,060	(1,071,462)	15,217,598

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,375,275		$18,375,275

The following table summarizes the impact of the restatement adjustments on the consolidated statement of operations for the three months ended January 31, 2007:

	Three Months Ended January 31, 2007
	As Previously Reported	Total Adjustments	As Restated

SALES	$10,567,586	$(1,063,593)	$9,503,993
COST OF SALES	(4,572,936)		(4,572,936)
GROSS PROFIT	5,994,650	(1,063,593)	4,931,057

SELLING AND DISTRIBUTION EXPENSES	(105,575)		(105,575)
ADVERTISING	(9,149)		(9,149)
GENERAL AND ADMINISTRATIVE EXPENSES	(319,785)		(319,785)
DEPRECIATION AND AMORTIZATION	(68,294)		(68,294)
INCOME FROM OPERATIONS	5,491,847	(1,063,593)	4,428,254

OTHER INCOME	3,347		3,347
OTHER EXPENSES	(13)		(13)
INCOME BEFORE INCOME TAXES	5,495,181	(1,063,593)	4,431,588

INCOME TAXES	--		--

NET INCOME	5,495,181	(1,063,593)	4,431,588

NET INCOME PER COMMON SHARE BASIC AND FULLY DILUTED	0.157	(0.030)	0.127

The following table summarizes the impact of the restatement adjustments on the consolidated statement of cash flows for the three months ended January 31, 2007:

	Three Months Ended January 31, 2007
	As Previously Reported	Total Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,495,181	$(1,063,593)	$4,431,588
Adjustments to reconcile net income to net cash from
operating activities :
Depreciation and amortization	68,294		68,294
Changes in operating assets and liabilities:
Accounts receivable, net	(3,048,548)		(3,048,548)
Inventories	(1,007,006)		(1,007,006)
Prepayments	(332,339)		(332,339)
Other receivables, net	1,142,321		1,142,321
Deferred expenses	(1,513)		(1,513)
Accounts payable and accruals	(166,798)		(166,798)
Other payables			0
- due to third parties	135,003	1,071,462	1,206,465
- due to related parties	(545,746)	0	(545,746)
NET CASH FROM OPERATING ACTIVITIES	1,738,849	7,869	1,746,718

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(97,309)		(97,309)
Construction in Progress	(45,108)		(45,108)
NET CASH USED IN INVESTING ACTIVITIES	$(142,417)		$(142,417)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,596,432	7,869	1,604,501

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	169,103	(7,869)	161,234

Cash and cash equivalents, beginning of period	1,021,267		1,021,267

Cash and cash equivalents, end of period	$2,786,802		$2,786,802